EXHIBIT 10.40

ANTERIX, INC.

AMENDMENT NO. 1

TO

2014 STOCK PLAN

The 2014 Stock Plan (the “Plan”) of Anterix, Inc. (the “Company”) is hereby amended effective as of June 14, 2021 by the Compensation Committee of the Company’s Board of Directors in accordance with Section 18 of the Plan as follows:

WHEREAS, Section 4.2 of the Plan currently provides that the maximum aggregate number of shares of common stock that may be issued under the Plan shall automatically increase on each January 1st from January 1, 2015 through and including January 1, 2024 (the “Evergreen Provision”).

WHEREAS, pursuant to Section 4.1 of the Plan and the Evergreen Provision, the maximum number of shares of common stock that may be issued under the Plan pursuant to Section 4.1 of the Plan has increased from 1,200,000 shares to a maximum of 5,027,201 shares of common stock as of the effective date of this Amendment No. 1 to 2014 Stock Plan.

WHEREAS, the Committee has determined that is in the best interests of the Company and its stockholders to amend the Plan to eliminate the Evergreen Provision for years after January 1, 2021.

1.Amendment to Section 4.2: Section 4.2 of the Plan is hereby amended and replaced in its entirety with the following as of the effective date of this Amendment No. 1 to 2014 Stock Plan:

“4.2Reserved.”